EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated March 21, 2003 relating to the financial statements and financial statement schedule of Visual Networks, Inc., which appear in Visual Networks, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.

PricewaterhouseCoopers, LLP
McLean, Virginia
June 20, 2003